SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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The Gabelli Global Multimedia Trust Inc.

(Name of Registrant as Specified In Its Charter)

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Revisions to the Proxy Statement dated May 14, 2010 of
The Gabelli Global Multimedia Trust Inc. (the “Fund”) for the
Annual Meeting of Shareholders to be held June 8, 2010 and adjourned to June 23, 2010
The Annual Meeting of Shareholders has been adjourned to June 23, 2010 at 8:00 a.m. at The Cole Auditorium, The Greenwich Library, 101 West Putnam Avenue, Greenwich, CT 06830. Following are revisions to the proxy statement of the Fund, dated May 14, 2010. Included are both the original disclosure and the revised disclosure.
The fourth paragraph on Page 1 of the proxy statement is replaced by the revised disclosure below.
Revised Disclosure
A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. In the event a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposed items are not received, the meeting may be adjourned by the Chairman of the Board acting as chairman of the Meeting (or in his absence, an officer designated pursuant to the By-Laws to act as chairman of the Meeting). Alternatively, the chairman of the Meeting may, in his discretion, submit the question of adjournment to a vote of shareholders. Any such adjournment on which the shareholders vote will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy (or a majority of votes cast if a quorum is present). If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote “FOR” any proposal in favor of such adjournment and will vote those proxies required to be voted “AGAINST” any proposal against such adjournment. Absent the establishment of a subsequent record date and the giving of notice to the holders of record thereon, the adjourned Meeting must take place not more than 120 days after the record date. At such adjourned Meeting, any business may be transacted which might have been transacted at the original Meeting. If a quorum is present, a shareholder vote may be taken on one or more of the proposals properly brought before the Meeting prior to any adjournment if sufficient votes have been received and it is otherwise appropriate.
Original disclosure
A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. In the event a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposed items are not received, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received for approval and it is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote “FOR” any proposal in favor of such adjournment and will vote those proxies required to be voted “AGAINST” any proposal against such adjournment. Absent the establishment of a subsequent record date and the giving of notice to the holders of record thereon, the adjourned Meeting must take place not more than 120 days after the record date. At such adjourned Meeting, any business may be transacted which might have been transacted at the original Meeting. If a quorum is present, a shareholder vote may be taken on one or more of the proposals properly brought before the Meeting prior to any adjournment if sufficient votes have been received and it is otherwise appropriate.
The second paragraph in the section ‘Broker Non-Votes and Abstentions’ on page 17 is replaced by the revised disclosure below.
Revised disclosure
The affirmative vote of the holders of a plurality of the applicable class or classes of Shares of the Fund represented at the Meeting if a quorum is present is necessary for the election of a Director. Abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Abstentions or broker non-votes, however, will be considered to be present at the Meeting for purposes of determining the existence of a quorum.
Original disclosure
The affirmative vote of a plurality of votes cast for each nominee by the shareholders entitled to vote for a particular nominee is necessary for the election of a Director. Abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Abstentions or broker non-votes, however, will be considered to be present at the Meeting for purposes of determining the existence of a quorum.
The second sentence in the section ‘Required Vote’ on page 20 is replaced by the revised disclosure below.
Revised disclosure
The approval of the Shareholder Proposal will require the affirmative vote of a majority of all the votes cast at the Meeting if a quorum is present.
Original disclosure
The approval of the Shareholder Proposal and all other matters to be decided upon at the Meeting will require the affirmative vote of a majority of the shares so represented in person or by proxy at the Meeting and entitled to vote.